Exhibit 21.1

Roper Industries, Inc.
Subsidiary List

Name of Subsidiary	Jurisdiction of Incorporation/Organization
3089554 Nova Scotia Inc.	Canada
4370007 Canada, Inc.	Canada
Abel Equipos, S.A.	Spain
Abel GmbH & Co KG	Germany
Abel Pumpen GmbH	Germany
Abel Pumps, L.P.	Delaware
AC Analytical Control Services B.V	Netherlands
AC Analytical Controls Asia Pacific PTE Ltd.	Shanghai
AC Analytical Controls B.V.	Netherlands
AC Analytical Controls Holding	Korea
AC Analytical Controls Holding B.V.	Netherlands
Acton Research Corporation	Delaware
Alpha Holdings of Delaware 1, LLC	Delaware
Alpha Holdings of Delaware 11, LLC	Delaware
Alpha Technologies B.V.	Netherlands
Alpha Technologies Japan LLC	Delaware
Alpha Technologies S.R.O.	Czech Republic
Alpha Technologies Services, LLC	Delaware
Alpha Technologies UK Ltd.	United Kingdom
Alpha UK Holdings LLC	Delaware
Amot Controls Corporation	Delaware
Amot Controls GmbH	Germany
Amot/Metrix Investment Company	Delaware
Amtech Systems (Hong Kong), Limited	Hong Kong
Amtech Systems LLC	Delaware
Amtech World Corporation	Delaware
CBORD Group, Inc.	Delaware
CBORD Holding Corp.	Delaware
CCC Services, Inc.	Delaware
Chalwyn Ltd.	United Kingdom
Civco Holding, Inc.	Delaware
Civco Medical Instruments Co., Inc.	Iowa
Colorado MEDTEC LLC	Colorado
Compressor Controls (Beijing) Corporation Ltd.	Beijing
Compressor Controls B.V.	Netherlands
Compressor Controls Corporation (a Delaware Corporation) d/b/a in Iowa as Compressor Controls - CIS/EE)	Delaware
Compressor Controls Corporation (an Iowa Corp)	Iowa
Compressor Controls Corporation Middle East	Delaware
Compressor Controls Corporation S.r.l.	Italy
Compressor Corporation Corporation Mauritius Ltd.	Mauritius
Cornell Pump Company	Delaware
Cornell Pump Europe GmbH	Germany
Cruden Bay Limited	United Kingdom
DAP Technologies Corp.	Delaware
DAP Technologies Limited	United Kingdom
DAP Technologies SARL	France
DAP Technologies, Ltd.	Canada
Dynamic Instruments, Inc.	California
Dynisco (UK) Ltd.	United Kingdom
Dynisco B.V.	Netherlands
Dynisco Enterprises GmbH	Germany
Dynisco Enterprises LLC	Delaware
Dynisco Europe GmbH	Germany
Dynisco Europe Holdings 11, B.V.	Netherlands
Dynisco Instruments LLC	Delaware
Dynisco Instruments SARL	France
Dynisco LLC	Delaware
Dynisco Parent, Inc.	Delaware
Dynisco Polymer Test, Inc.	Pennsylvania
Dynisco S.R.L.	Italy
Dynisco SPOL, SRO	Czech Republic
Dynisco –Viatran (M) Sdn Bhd	Malaysia
Dynisco Viatran LLC	Delaware
Dynisco-Viatran Instruments Sdn Bhd	Malaysia
Eclipse Laboratory Automation BV	Holland
Fluid Metering, Inc.	Delaware
FTI Flow Technology, Inc.	Delaware
Gatan GmbH	Germany
Gatan Service Corporation	Pennsylvania
Gatan, Inc.	Pennsylvania
Getloaded Acquisition Corp.	Delaware
Hansen Technologies Corporation	Illinois
Hansen Technologies Europe GmbH.	Germany
Harbour Holding Corp.	Delaware
Hardy Instruments, Inc.	California
Horizon Software International, LLC	Georgia
Imager Labs	California
Inovonics Corporation	Colorado
Integrated Designs L.P.	Delaware
IntelliTrans Canada Ltd.	Canada
IntelliTrans Limited	United Kingdom
IntelliTrans, LLC	Delaware
ISL Holdings, S.A.S.	France
ISL Investissement SARL	France
ISL Scientifique de Laboratoire - ISL, S.A.S.	France
IT Canada Holdings LLC	Delaware
K/S Roper Finance	Denmark
Law 1059 Limited	United Kingdom
Logitech Limited	United Kingdom
Lumenera Corporation	Canada
Lumenera, Inc.	Delaware
Marumoto Struers KK	Japan
Media Cybernetics Inc.	Delaware
MEDTEC S.A.R.L.	France
MEDTEC, Inc.	Iowa
Metrix Instrument Co., L.P.	Delaware
Neptune Technology Group (Canada) Ltd.	Canada
Neptune Technology Group Inc.	Delaware
Neptune Technology Group Mexico S.de R.L. de C.V.	Mexico
Neptune Technology Group Servicios S.de R.L. de C.V.	Mexico
Nippon Roper K.K.	Japan
Northwest Medical Physics Equipment, Inc.	Iowa
Off-Campus Advantage, LLC	Delaware
PAC Denmark ApS	Denmark
PAC GmbH	Germany
Petroleum Analyzer Company LP	Delaware
Petrotech International, Inc.	Louisiana
Quantitative Imaging Corp.	Canada
Redlake MASD, LLC.	Delaware
RI Insurance Limited	Bermuda
RMT, Inc	Arizona
Roda Deaco Valve, Inc.	Canada
Roper Canada Holdings, Inc.	Canada
Roper Canada Partners Inc.	Canada
Roper Capital Deutschland GmbH	Germany
Roper Engineering s.r.o.	Czech Republic
Roper Europe GmbH	Germany
Roper Fundings Deutschland GmbH & Co. KG	Germany
Roper Georgia, Inc.	Delaware
Roper Germany GmbH	Germany
Roper Germany GmbH & Co., KG	Germany
Roper Holdings, Inc.	Delaware
Roper Holdings, Limited	United Kingdom
Roper Hong Kong Holdings, Limited	Hong Kong
Roper Industrial Products Investment Company	Iowa
Roper Industries UK Limited	United Kingdom
Roper Industries B.V.	Netherlands
Roper Industries Denmark ApS	Denmark
Roper Industries Deutschland GmbH	Germany
Roper Industries Limited	United Kingdom
Roper Industries Manufacturing (Shanghai) Co. Ltd.	Shanghai
Roper Industries Mauritius Ltd.	Mauritius
Roper International Products Ltd.	Virgin Islands
Roper LLC	Russia
Roper Luxembourg Holdings S.a.r.l.	Luxembourg
Roper Luxembourg S.a.r.l.	Luxembourg
Roper Marketing India Private Ltd.	India
Roper Mex, L.P.	Delaware
Roper Pump Company	Delaware
Roper Scientific B.V.	Netherlands
Roper Scientific GmbH	Germany
Roper Scientific SAS	France
Roper Scientific, Inc.	Delaware
Roper Southeast Asia LLC	Delaware
Ropintassco 1, LLC	Delaware
Ropintassco 2, LLC	Delaware
Ropintassco 3, LLC	Delaware
Ropintassco 4, LLC	Delaware
Ropintassco 5, LLC	Delaware
Ropintassco 6, LLC	Delaware
Ropintassco 7, LLC	Delaware
Ropintassco Holdings, L.P.	Delaware
Shanghai Roper Industries Trading Co., Ltd.	China
Sinmed B.V.	Netherlands
Sinmed Holding International B.V.	Netherlands
Struers (Shanghai) Trading Co., Ltd.	China
Struers A/S	Denmark
Struers GmbH	Germany
Struers Inc.	Delaware
Struers Limited	United Kingdom
Struers S.A.S.	France
Student Advantage, LLC	Delaware
TC License Ltd.	Bermuda
Technolog Group Limited	United Kingdom
Technolog Holdings Ltd.	United Kingdom
Technolog Limited	United Kingdom
TLP Holdings, LLC	Delaware
TransCore Atlantic, LLC	Delaware
TransCore CNUS, LLC	Delaware
TransCore Commercial Services, LLC	Delaware
TransCore Holdings, Inc.	Delaware
TransCore ITS, LLC	Delaware
TransCore Link Logistics Corporation	Canada
TransCore Nova Scotia Corporation	Canada
TransCore Partners, LLC	Delaware
Transcore Quebec Corporation Inc.	Canada
TransCore, LP	Delaware
Uson GmbH	Germany
Uson L.P.	Delaware
Uson Limited	United Kingdom
Utilitec Limited	United Kingdom
Utilitec Services Limited	United Kingdom
Utility Data Services Limited	United Kingdom
Viastar Properties, Inc.	Texas
Viastar Services, LP	Texas
Viatran Corporation	New York
Walter Herzog GmbH	Germany
Zetec Korea, Inc.	Delaware
Zetec Rental Corp.	Delaware
Zetec Services, Inc.	Delaware
Zetec, Inc.	Washington